UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other Jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

16666 Northchase Drive
Houston, Texas	77060
(Address of principal executive offices)	(Zip Code)

(281) 836-7000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 5, 2014, Exterran Partners, L.P. (the “Partnership,” “we,” “us” or “our”) filed a Current Report on Form 8-K (the “Original Report”), reporting, among other things, the entry into a Purchase and Sale Agreement, dated as of February 27, 2014, between our directly wholly-owned subsidiary, EXLP Operating LLC (“EXLP Operating”), and MidCon Compression, L.L.C. (“MidCon”), providing for a proposed acquisition of a fleet of compressor units used to provide compression services to a customer comprising approximately 440,000 horsepower and a tract of real property and the facility located thereon, a fleet of vehicles, personal property and parts inventory, for approximately $360 million, as further described in the Original Report.

EXLP Operating has agreed with Exterran Energy Solutions, L.P. (“EESLP”), our indirect parent company and a wholly-owned subsidiary of Exterran Holdings, Inc., that at the closing of the acquisition, EXLP Operating will direct MidCon to sell approximately $9.4 million of the assets to be acquired in the acquisition, including a tract of real property and the facility located thereon, a fleet of vehicles, personal property and parts inventory, to EESLP.  The assets to be acquired by EXLP Operating pursuant to the Purchase and Sale Agreement between EXLP Operating and MidCon, and that exclude those assets assigned and sold to EESLP by MidCon, will be hereafter referred to as the Proposed MidCon Acquisition.

This Current Report on Form 8-K/A provides the financial statements and pro forma financial information required under parts (a) and (b) of Item 9.01 in connection with the Proposed MidCon Acquisition.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

The Independent Auditor’s Report and the financial statements listed below are set forth starting on page 3 of this Form 8-K/A.

•             The audited statement of assets acquired and liabilities assumed as of December 31, 2013 for the Proposed MidCon Acquisition and the related audited statement of revenues and direct operating expenses for the year ended December 31, 2013.

(b)      Pro Forma Financial Information.

The unaudited pro forma consolidated balance sheet and the unaudited pro forma consolidated statement of operations of the Partnership as of and for the year ended December 31, 2013 are set forth starting on page 9 of this Form 8-K/A.

(d)      Exhibits.

Exhibit No.	Description

23.1	Consent of PricewaterhouseCoopers LLP

Independent Auditor’s Report

To the Member of MidCon Compression, L.L.C.:

We have audited the accompanying statement of assets acquired and liabilities assumed as of December 31, 2013 and the related statement of revenues and direct operating expenses for the year ended December 31, 2013 of the business proposed to be acquired (the “Proposed MidCon Acquisition”) by Exterran Partners, L.P. and subsidiaries (the “Partnership”) pursuant to the Purchase and Sale Agreement between EXLP Operating LLC, a direct wholly-owned subsidiary of the Partnership, and MidCon Compression, L.L.C. dated February 27, 2014 (the “MidCon Compressor Acquisition Agreement”).

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the financial statements based on our audit.  We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements.  The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error.  In making those risk assessments, we consider internal control relevant to management’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Proposed MidCon Acquisition’s internal control.  Accordingly, we express no such opinion.  An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed that are proposed to be acquired by the Partnership at December 31, 2013, pursuant to the MidCon Compressor Acquisition Agreement described in Note 1, and the related statement of revenues and direct operating expenses for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying statements were prepared to present the assets acquired and liabilities assumed and revenues and direct operating expenses of the business that is proposed to be acquired by the Partnership pursuant to the MidCon Compressor Acquisition Agreement for purposes of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and are not intended to be a complete presentation of the results of operations associated with the assets acquired and liabilities assumed.

/s/ PricewaterhouseCoopers LLP

Tulsa, Oklahoma

March 21, 2014

PROPOSED MIDCON ACQUISITION

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED

(In thousands)

December 31, 2013
ASSETS

Compression equipment, at cost	$172,929
Accumulated depreciation	(21,839)
Compression equipment, net	151,090
Total assets acquired	$151,090

LIABILITIES

Commitments and contingencies (Note 3)
Total liabilities assumed	$—

The accompanying notes are an integral part of these financial statements.

PROPOSED MIDCON ACQUISITION

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

(In thousands)

Year Ended December 31, 2013

Revenues	$84,762

Direct operating expenses:
Cost of sales (excluding depreciation)	51,480
Depreciation	9,657
Selling, general and administrative	935
Total direct operating expenses	62,072
Excess of revenues over direct operating expenses	$22,690

The accompanying notes are an integral part of these financial statements.

PROPOSED MIDCON ACQUISITION

NOTES TO STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED AND STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES

1. Overview and Basis of Presentation

Overview

MidCon Compression, L.L.C. (“MidCon”) entered into a Purchase and Sale Agreement, dated as of February 27, 2014, between MidCon and EXLP Operating LLC, a directly wholly-owned subsidiary of Exterran Partners, L.P. (together with EXLP Operating LLC and its other subsidiaries, the “Partnership”).  The provisions of the Purchase and Sale Agreement provide that the Partnership will acquire for cash of $360.5 million, subject to certain adjustments, assets related to the provision of compression services to a single customer, including compression equipment, a tract of real property and the facility located thereon, a fleet of vehicles, personal property and parts inventory. In addition, an affiliate of the Partnership intends to hire certain employees of MidCon who are directly involved in revenue-producing activities of the acquired business.

The Partnership has agreed with Exterran Energy Solutions, L.P. (“EESLP”), the indirect parent company of the Partnership and a wholly-owned subsidiary of Exterran Holdings, Inc., that at the closing of the acquisition, the Partnership will direct MidCon to sell approximately $9.4 million of the assets to be acquired in the acquisition, including a tract of real property and the facility located thereon, a fleet of vehicles, personal property and parts inventory, to EESLP.  The assets to be acquired by the Partnership pursuant to the Purchase and Sale Agreement between the Partnership and MidCon, and that exclude those assets assigned and sold to EESLP by MidCon, are comprised of compression equipment and will be hereafter referred to as the Proposed MidCon Acquisition or the “business to be acquired”.

The fleet of compressor units used to provide compression services for the business to be acquired comprises approximately 440,000 horsepower.  Approximately 230,000 horsepower of the compressor units to be acquired are currently under lease by MidCon but will be acquired by MidCon prior to closing of the acquisition.  The Partnership is not acquiring the contracts between MidCon and its customer related to the business to be acquired but has entered into a contract with the customer that will be effective with the closing of the acquisition and that will provide for substantially the same rates that MidCon had under its agreements with the customer during the historical period presented in the statement of revenues and direct operating expenses.

The accompanying statement of assets acquired and liabilities assumed and statement of revenues and direct operating expenses for the Proposed MidCon Acquisition include revenue and direct operating expenses of the business to be acquired and the compression equipment that the Partnership intends to acquire from MidCon.

Basis of Presentation

The accompanying statement of assets acquired and liabilities assumed and statement of revenues and direct operating expenses related to the Proposed MidCon Acquisition have been prepared for the purpose of complying with the rules and regulations of the United States (“U.S.”) Securities and Exchange Commission (“SEC”).  The SEC stated they would not object to the presentation of audited statements of assets acquired and liabilities assumed and revenues and direct operating expenses in satisfaction of Rule 3-05 of Regulation S-X. The Proposed MidCon Acquisition was not operated as a separate business unit or legal entity of MidCon, but rather was an integrated part of MidCon’s and its affiliates’ consolidated operations.

The accompanying statements have been derived from the historical records of MidCon to present the statements of assets acquired and liabilities assumed and revenues and direct operating expenses related to the Proposed MidCon Acquisition in accordance with accounting principles generally accepted in the U.S. In the opinion of management, the accompanying statements contain all adjustments considered necessary to fairly present the assets acquired, liabilities assumed, revenues and direct operating expenses related to the Proposed MidCon Acquisition. These statements are not intended to be a complete presentation of the financial position or results of operations for the Proposed MidCon Acquisition. The historical operating results of the Proposed MidCon Acquisition may not be indicative of future results due to changes in the business.

The statement of assets acquired and liabilities assumed includes the compression equipment that was owned and used by MidCon to provide services for the business to be acquired during the historical period presented but excludes the compression equipment that was leased by MidCon during the period that will also be acquired by the Partnership in the Proposed MidCon Acquisition. It also excludes the vehicles, facility and inventory that are to be acquired by EESLP and other assets that will not be acquired by either the Partnership or EESLP pursuant to the Purchase and Sale Agreement such as certain facilities, accounts receivable, accounts payable and other accrued liabilities.

The statement of revenues and direct operating expenses related to the Proposed MidCon Acquisition includes the revenues and direct expenses of compressor units that were in service during the period presented attributable to the business to be acquired. Cost of sales includes the lease expense for compression equipment that MidCon leased from a third-party company.  The statement also includes depreciation expense related to the compression equipment owned by MidCon and used to provide services for the business to be acquired during the period presented. Certain expense items not directly associated with the business to be acquired, such as certain general and administrative expenses, interest expense, income taxes and corporate overhead (see Note 2), were excluded from the statement of revenues and direct operating expenses. The allocation of such costs was not historically made and therefore would be made at the discretion of management and would not necessarily be indicative of what such costs actually would have been had the specific assets been operated as a stand-alone entity.

All cash flow requirements of the Proposed MidCon Acquisition were funded by MidCon and its affiliates, and cash management functions were not performed at the Proposed MidCon Acquisition level. Therefore, a statement of cash flows, including cash flows from operating, investing and financing activities, is not presented as the Proposed MidCon Acquisition did not maintain a separate cash balance.

2. Summary of Significant Accounting Policies

Use of Estimates in the Financial Statements

The preparation of the Proposed MidCon Acquisition statement of assets acquired and liabilities assumed and statement of revenues and direct operating expenses requires management to make estimates and assumptions that affect the reported amounts therein as well as the disclosures of contingent assets and liabilities. Because of the inherent uncertainties in this process, actual future results could differ from those expected at the reporting date.  Management believes that the estimates and assumptions used are reasonable.

Revenue Recognition

Revenue from contract operations is recognized when earned, which occurs monthly when service is provided under our customer contracts.

Compression Equipment

Compression equipment is carried at cost. Depreciation for financial reporting purposes is computed on the straight-line basis using estimated useful lives. Depreciation begins with the first compression service. The estimated useful life for compression equipment as of December 31, 2013 was 20 years. Maintenance and repairs are charged to expense as incurred. Major improvements that increase the value or extend the life of compressor units are capitalized and depreciated over the estimated useful life of two to ten years.

Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. An impairment loss exists when estimated undiscounted cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.  If an impairment loss exists, a loss is recognized for the difference between the carrying amount and the fair value of the asset.  Fair value of the asset is measured using market prices or, in the absence of market prices, based on an estimate of discounted cash flows.

Cost of Sales (Excluding Depreciation)

Cost of sales (excluding depreciation) includes all variable and fixed costs associated with providing contract operations services, including direct labor, benefits cost, cost of leased compressor units, parts cost, unit freight cost, lubricant cost, field supply cost and ad valorem taxes.  The statement of revenues and direct operating expenses includes $23.0 million in cost of sales incurred by MidCon for costs such as direct labor and benefits that were allocated based on a percentage of revenue.

Selling, General and Administrative

Selling, general and administrative (“SG&A”) expenses include only those costs directly associated with producing contract operations revenues. The amount of SG&A expenses included in the statement of revenues and direct operating expenses includes costs such as direct labor and benefits that were allocated based on a percentage of revenue.

3. Commitments and Contingencies

The assets to be acquired in the Proposed MidCon Acquisition are subject to a number of state and local taxes that are not income-based. Many of these taxes are subject to audit by the taxing authorities, and therefore, it is possible that an audit could result in additional tax payments. Such additional tax payments resulting from an audit are accrued for when it is determined that a liability is probable and can be reasonably estimated. Management does not believe that such payments would be material to the Proposed MidCon Acquisition’s financial position.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

INTRODUCTION

The following are the unaudited pro forma consolidated financial statements of Exterran Partners, L.P. (“we,” “us” or “our”) as of and for the year ended December 31, 2013. The unaudited pro forma consolidated balance sheet assumes that our proposed acquisition of compression equipment used to provide contract compression services to a single customer (the “Proposed Assets”) of MidCon Compression, L.L.C. (“MidCon”), as described below (the “Proposed MidCon Acquisition”), occurred as of December 31, 2013. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 assumes that the Proposed MidCon Acquisition and our acquisition in March 2013 of certain contract operations customer service agreements and compression equipment from Exterran Holdings, Inc. (the “March 2013 Contract Operations Acquisition”) occurred on January 1, 2013. These transaction adjustments are presented in the notes to the unaudited pro forma financial statements.

The pro forma financial statements reflect the following transactions:

As related to the Proposed MidCon Acquisition:

•                  our acquisition of the Proposed Assets from MidCon;

•                  our borrowing of $201.1 million under our revolving credit facility to fund a portion of the purchase price of the Proposed MidCon Acquisition; and

•                  our issuance of common units to Exterran Holdings, Inc. (our indirect parent company) for proceeds of $150.0 million to fund a portion of the purchase price of the Proposed MidCon Acquisition.

As related to the March 2013 Contract Operations Acquisition:

•                       our acquisition in March 2013 of certain contract operations customer service agreements and compression equipment from Exterran Holdings; and

•                       our issuance of approximately 7.1 million common units and approximately 145,000 general partner units to Exterran Holdings.

The unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statement of operations were derived by adjusting our historical financial statements. The adjustments are based on currently available information and certain estimates and assumptions and, therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the adjustments provide a reasonable basis for presenting the significant effects of the transactions. The unaudited pro forma consolidated financial statements do not purport to present our financial position or results of operations had the Proposed MidCon Acquisition and the March 2013 Contract Operations Acquisition actually been completed as of the dates indicated. Moreover, the statements do not project our financial position or results of operations for any future date or period.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

December 31, 2013

(In thousands)

	Exterran Partners, L.P. Historical	Proposed MidCon Acquisition	Adjustments		Exterran Partners, L.P. Pro Forma
ASSETS

Current assets:
Cash and cash equivalents	$182	$—	$201,060	(A)	$182
			150,000	(B)
			(351,060	)(C)
Accounts receivable, trade, net of allowance	52,641	—	—		52,641
Due from affiliates, net	10,548	—	—		10,548
Total current assets	63,371	—	—		63,371
Property, plant and equipment	1,794,545	172,929	136,394	(C)	2,103,868
Accumulated depreciation	(647,527)	(21,839)	21,839	(C)	(647,527)
Property, plant and equipment, net	1,147,018	151,090	158,233		1,456,341
Goodwill	124,019	—	2,957	(C)	126,976
Intangible and other assets, net	33,655	—	38,780	(C)	72,435
Total assets	$1,368,063	$151,090	$199,970		$1,719,123

LIABILITIES AND PARTNERS’ CAPITAL

Current liabilities:
Accrued liabilities	$7,255	$—	$—		$7,255
Accrued interest	5,940	—	—		5,940
Current portion of interest rate swaps	3,374	—	—		3,374
Total current liabilities	16,569	—	—		16,569
Long-term debt	757,955	—	201,060	(A)	959,015
Deferred income taxes	1,132	—	—		1,132
Other long-term liabilities	652	—	—		652
Total liabilities	776,308	—	201,060		977,368
Partners’ capital:
Common units	578,493	—	150,000	(B)	728,493
General partner units	16,780	—	—		16,780
Accumulated other comprehensive loss	(2,353)	—	—		(2,353)
Treasury units	(1,165)	—	—		(1,165)
Total partners’ capital	591,755	—	150,000		741,755
Total liabilities and partners’ capital	$1,368,063	$—	$351,060		$1,719,123

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

For the year ended December 31, 2013

(In thousands, except per unit data)

	Exterran Partners, L.P. Historical	March 2013 Contract Operations Acquisition	Proposed MidCon Acquisition	Adjustments		Carve-off for Non-Acquired Business of Customers Partially Acquired	Exterran Partners, L.P. Pro Forma
Revenue:
Revenue — third parties	$465,744	$12,400	$84,762	$—		$—	$562,906
Revenue — affiliates	449	—	—	(55	)(D)	—	394
Total revenue	466,193	12,400	84,762	(55)		—	563,300

Costs and expenses:
Cost of sales (excluding depreciation and amortization expense) — affiliates	202,045	4,130	51,480	(55	)(D)	—	239,988
				(1,215	)(E)
				(17,129	)(F)
				732	(G)
Depreciation and amortization	103,711	3,827	9,657	6,992	(H)	(1)	124,186
Long-lived asset impairment	5,350	—	—	—		—	5,350
Selling, general and administrative — affiliates	61,971	778	935	603	(I)	(10)	71,207
				6,705	(I)
				225	(J)
Interest expense	37,068	—	—	4,232	(K)	—	41,300
Other (income) expense, net	(9,481)	—	—	—		—	(9,481)
Total costs and expenses	400,664	8,735	62,072	1,090		(11)	472,550
Income before income taxes	65,529	3,665	22,690	(1,145)		11	90,750
Income tax provision	1,506	—	—	146	(L)	(1)	2,062
				411	(L)
Net income	$64,023	$3,665	$22,690	$(1,702)		$12	$88,688

General partner interest in net income	$7,969						$9,208
Common units interest in net income	$56,054						$79,480

Weighted average common units outstanding:
Basic	47,651			1,757	(M)		54,448
				5,040	(B)
Diluted	47,667			1,757	(M)		54,464
				5,040	(B)

Income per common unit:
Basic	$1.18						$1.46
Diluted	$1.18						$1.46

The accompanying notes are an integral part of these unaudited pro forma consolidated financial statements.

EXTERRAN PARTNERS, L.P.

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of Presentation, the Proposed MidCon Acquisition and the March 2013 Contract Operations Acquisition

The historical financial information is derived from the consolidated financial statements of the Partnership and the financial statements of the Proposed MidCon Acquisition and the March 2013 Contract Operations Acquisition. The unaudited pro forma consolidated balance sheet assumes that the Proposed MidCon Acquisition, as described below, occurred as of December 31, 2013. The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 assumes that the Proposed MidCon Acquisition and the March 2013 Contract Operations Acquisition occurred on January 1, 2013.

The pro forma financial statements reflect the following transactions:

As related to the Proposed MidCon Acquisition:

•                  our acquisition of the Proposed Assets from MidCon;

•                  our borrowing of $201.1 million under our revolving credit facility to fund a portion of the purchase price of the Proposed MidCon Acquisition; and

•                  our issuance of common units to Exterran Holdings, Inc. (our indirect parent company) for proceeds of $150.0 million to fund a portion of the purchase price of the Proposed MidCon Acquisition.

As related to the March 2013 Contract Operations Acquisition:

•                       our acquisition in March 2013 of certain contract operations customer service agreements and compression equipment from Exterran Holdings; and

•                       our issuance of approximately 7.1 million common units and approximately 145,000 general partner units to Exterran Holdings.

2. Pro Forma Adjustments and Assumptions

(A) Reflects our borrowing of $201.1 million under our revolving credit facility to fund a portion of the purchase price of the Proposed MidCon Acquisition.  Subject to market conditions, we may access the debt capital markets in the near future by offering senior notes in order to fund a portion of the purchase price of the Proposed MidCon Acquisition. The timing of any such senior notes offering is dependent on market conditions and our ability to access the debt capital markets on terms acceptable to us.

(B) Reflects our issuance of common units to Exterran Holdings, Inc. (our indirect parent company) pursuant to an Equity Commitment Agreement between Exterran Holdings, Inc. and us, for proceeds of $150.0 million to fund a portion of the purchase price of the Proposed MidCon Acquisition. The sale of common units to Exterran Holdings, Inc. would occur under the Equity Commitment Agreement if under certain circumstances we are unable to complete an underwritten public offering of our common units prior to the closing of the Proposed MidCon Acquisition.

(C) Reflects the payment to MidCon for the Proposed MidCon Acquisition and the estimated purchase price allocation to the assets to be acquired.  The purchase price allocation is currently an estimate and is subject to finalization.  The final purchase price allocation could differ materially from the estimate shown here.

(D) Reflects the reversal of $0.1 million of intercompany lease revenue and intercompany lease expense related to compressor units included in the March 2013 Contract Operations Acquisition that Exterran Holdings previously leased on an intercompany basis from us.

(E) Reflects the reversal of $1.2 million of intercompany lease expense related to compressor units included in the March 2013 Contract Operations Acquisition that we previously leased on an intercompany basis from Exterran Holdings.

(F) Reflects the reversal of lease expense incurred by MidCon from the leasing of compression equipment.  This compression equipment will be acquired by MidCon prior to the closing of the Proposed MidCon Acquisition and is part of the Proposed Assets to be acquired by us.

(G) Reflects an additional allocation of cost of sales (excluding depreciation and amortization expense) from Exterran Holdings to us that would have been incurred if the Proposed MidCon Acquisition had occurred on January 1, 2013.

(H) Reflects the estimated adjustment to depreciation and amortization expense for the estimated purchase price adjustments made to compression equipment and intangible assets to be acquired in the Proposed MidCon Acquisition. The compression equipment to be acquired will be depreciated on a straight-line basis over an average estimated remaining useful life of 25 years.  The intangible assets are currently estimated to be amortized straight-line over a weighted average estimated remaining useful life of approximately 11 years.  The final amounts of the purchase price that will be allocated to the compression equipment and intangible assets may differ materially from the estimates shown here. In addition, the useful lives used in the pro forma financial statements are estimated and the final useful lives could also differ from the estimates used herein.

(I) Reflects an additional allocation of selling, general and administrative (“SG&A”) expenses from Exterran Holdings of $6.7 million and $0.6 million assuming the Proposed MidCon Acquisition and the March 2013 Contract Operations Acquisition, respectively, had occurred on January 1, 2013. SG&A expenses in this adjustment include only the allocation of indirect expenses and have been allocated to us based on revenue and horsepower of Exterran Holdings and us in accordance with an omnibus agreement among us, Exterran Holdings and others.

(J) Reflects sales tax on intercompany leases of compressor units to be acquired in connection with the Proposed MidCon Acquisition.

(K) Reflects interest expense incurred on the borrowing of $201.1 million under our revolving credit facility to fund a portion of the Proposed MidCon Acquisition.  The average interest rate on the revolving credit facility during 2013 was 2.48%.  Included in this pro forma adjustment of interest expense is a reduction of commitment fees incurred during 2013 due to the pro forma reduction in the available capacity under the revolving credit agreement at a rate of 0.375%. As mentioned above, subject to market conditions, we may access the debt capital markets in the near future by offering senior notes in order to fund a portion of the purchase price of the Proposed MidCon Acquisition. The timing of any such senior notes offering is dependent on market conditions and our ability to access the debt capital markets on terms acceptable to us. The interest rate on our revolving credit facility as of December 31, 2013 was 2.2%.  We would likely incur substantially higher interest rates on an issuance of senior notes.  The annual impact of a 1% increase in interest rates on a potential senior notes offering over that incurred under our revolving credit facility would increase interest expense by $2.0 million.

(L) Reflects additional state income taxes for the year ended December 31, 2013 of $0.4 million and $0.1 million in connection with the Proposed MidCon Acquisition and March 2013 Contract Operations Acquisition, respectively, that we would have incurred if these acquisitions had occurred on January 1, 2013.

(M) Reflects the issuance of approximately 7.1 million common units to Exterran Holdings in connection with the March 2013 Contract Operations Acquisition.

3. Carve-off for Non-Acquired Business of Customers Partially Acquired

The unaudited pro forma consolidated statement of operations for the year ended December 31, 2013 includes the results of the March 2013 Contract Operations Acquisition. Such results include all contract operations business with the customers that have been partially acquired in the March 2013 Contract Operations Acquisition even though some of the business contracted with the customers was not transferred to us in the March 2013 Contract Operations Acquisition. To better reflect the amount of business acquired, the unaudited pro forma statement of operations includes an adjustment to reflect the amount of business in the March 2013 Contract Operations Acquisition not actually acquired. The percentage was based on the ratio of horsepower acquired in the March 2013 Contract Operations Acquisition to the total horsepower in service for each such customer on the closing date of the March 2013 Contract Operations Acquisition.

4. Pro Forma Net Earnings Per Limited Partner Unit

Pro forma net earnings per limited partner unit is determined by dividing the pro forma net income that would have been allocated to the common unitholders by the number of common units expected to be outstanding after the completion of the transactions included in the pro forma consolidated financial statements. All common units to be issued in connection with the Proposed MidCon Acquisition and the March 2013 Contract Operations Acquisition were assumed to have been outstanding since January 1, 2013. Pursuant to the partnership agreement, to the extent that the quarterly distributions exceed certain targets, the general partner is entitled to receive certain incentive distributions that will result in more net income proportionately being allocated to the general partner than to the holders of common units. The pro forma net earnings per unit calculations reflect the incentive distributions made to the general partner and a reduction of net income allocable to the limited partners of $0.9 million for the year ended December 31, 2013, which reflects the amount of additional incentive distributions that would have occurred if the pro forma limited partner units had been outstanding during 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

By: Exterran General Partner, L.P., its general partner

By: Exterran GP LLC, its general partner

Date: March 21, 2014	/s/ KENNETH R. BICKETT
	Name:	Kenneth R. Bickett
	Title:	Vice President and Controller